RenaissanceRe Reports Net Income Available to Common Shareholders of $191.8 Million for the Second Quarter of 2018, or $4.78 Per Diluted Common Share; Quarterly Operating Income Available to Common Shareholders of $209.6 Million or $5.23 Per Diluted Common Share
Pembroke, Bermuda, July 24, 2018 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $191.8 million, or $4.78 per diluted common share, in the second quarter of 2018, compared to $171.1 million, or $4.24 per diluted common share, in the second quarter of 2017. Operating income available to RenaissanceRe common shareholders was $209.6 million, or $5.23 per diluted common share, in the second quarter of 2018, compared to $116.8 million, or $2.88 per diluted common share, in the second quarter of 2017. The Company reported an annualized return on average common equity of 18.6% and an annualized operating return on average common equity of 20.3% in the second quarter of 2018, compared to 15.2% and 10.3%, respectively, in the second quarter of 2017. Book value per common share increased $4.27, or 4.3%, to $104.56, in the second quarter of 2018, compared to a 3.4% increase in the second quarter of 2017. Tangible book value per common share plus accumulated dividends increased $4.57, or 4.9%, to $116.53 in the second quarter of 2018, compared to a 3.9% increase in the second quarter of 2017.
Kevin J. O'Donnell, CEO, commented: “We celebrated our 25th anniversary as a company this quarter, and I am proud to report very strong results. We recorded annualized operating return on average common equity of 20.3% and growth in tangible book value per common share plus accumulated dividends of 4.9%. I am especially pleased that we were also able to construct our best portfolio of risk in years. Moving forward, a combination of top line growth, an effective gross-to-net strategy, rising interest rates and improved operational efficiency should provide the foundations for continued superior shareholder return.”
SECOND QUARTER 2018 SUMMARY

•
Gross premiums written increased by $149.9 million, or 18.1%, to $977.3 million, in the second quarter of 2018, compared to the second quarter of 2017, driven by increases of $96.6 million in the Casualty and Specialty segment and $53.3 million in the Property segment. Gross premiums written in the Property segment included a $31.4 million reduction in assumed reinstatement premiums written.

•
Underwriting income of $226.6 million and a combined ratio of 47.2% in the second quarter of 2018, compared to $109.7 million and 71.3%, respectively, in the second quarter of 2017. Decreases in the estimates of the net negative impact of the 2017 Catastrophe Events (as defined herein) resulted in a net positive impact on the underwriting result of $92.0 million, and a corresponding reduction in the combined ratio of 23.5 percentage points, in the second quarter of 2018, principally within the Company’s Property segment.

•	The Company’s portfolio of fixed maturity and short term investments had a yield to maturity of 3.0% at June 30, 2018.
Net Negative Impact
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates of net negative impact are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, will vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates, and the nature and extent of the losses, associated with Hurricanes Harvey, Irma and Maria, the Mexico City Earthquake, and the Q4 2017 California Wildfires (collectively, the “2017 Catastrophe Events”), driven by the magnitude and recent occurrence of each event, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things. Seismic events generally have longer development periods than windstorm events, which may be amplified in certain instances by dynamics such as the risk of geological liquefaction and the potential for uncertainty in claims adjudication.

See the financial data below for additional information detailing the net positive impact on the Company’s consolidated financial statements in the second quarter of 2018 resulting from decreases in the estimates of the net negative impact of the 2017 Catastrophe Events.

Three months ended June 30, 2018	Change in Estimates of 2017 Catastrophe Events (1)
(in thousands, except percentages)
Decrease in net claims and claims expenses incurred	$128,626
Assumed reinstatement premiums earned	(32,266)
Ceded reinstatement premiums earned	2,180
Lost profit commissions	(6,577)
Net positive impact on underwriting result	91,963
Redeemable noncontrolling interest - DaVinciRe	(15,263)
Net positive impact	$76,700
Percentage point impact on consolidated combined ratio	(23.5)

Net positive impact on Property segment underwriting result	$86,136
Net positive impact on Casualty and Specialty segment underwriting result	5,827
Net positive impact on underwriting result	$91,963

(1)
An initial estimate of the net negative impact of the 2017 Catastrophe Events was recorded in the Company's consolidated financial statements during 2017. The amounts noted in the table above reflect changes in the estimates of the net negative impact of the 2017 Catastrophe Events recorded in the second quarter of 2018.

Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $552.6 million in the second quarter of 2018, an increase of $53.3 million, or 10.7%, compared to $499.3 million in the second quarter of 2017.
Gross premiums written in the catastrophe class of business were $437.7 million in the second quarter of 2018, an increase of $26.2 million, or 6.4%, compared to the second quarter of 2017. Excluding a $31.2 million reduction in assumed reinstatement premiums written in the catastrophe class of business in the second quarter of 2018 associated with the 2017 Catastrophe Events, gross premiums written in the catastrophe class of business would have increased $57.4 million, or 14.0%. The increase in gross premiums written in the catastrophe class of business was driven primarily by expanded participation on existing transactions and certain new transactions. Gross premiums written in the other property class of business were $114.9 million in the second quarter of 2018, an increase of $27.1 million, or 30.8%, compared to the second quarter of 2017. The increase in gross premiums written in the other property class of business was primarily driven by growth in the Lloyd’s underwriting platform, both from existing relationships and through new opportunities.
Ceded premiums written in the Property segment were $254.8 million in the second quarter of 2018, an increase of $91.9 million, or 56.4%, compared to the second quarter of 2017. The increase in ceded premiums written was principally due to additional purchases of retrocessional reinsurance as part of the management of the Company’s risk portfolio.
Net premiums written in the Property segment were $297.8 million in the second quarter of 2018, a decrease of $38.6 million or 11.5%, compared to the second quarter of 2017. Excluding a $29.5 million reduction in net reinstatement premiums written in the Property segment associated with the 2017 Catastrophe Events, net premiums written decreased by $9.1 million due to an increase in ceded purchases made as part of the Company’s gross-to-net strategy which is core to the construction of its net portfolios of risk.
The Property segment generated underwriting income of $213.7 million and a combined ratio of negative 4.7% in the second quarter of 2018, compared to $106.6 million and positive 44.5%, respectively, in the second quarter of 2017. Principally impacting the Property segment underwriting result and combined ratio in the second quarter of 2018 were decreases in the net negative impact of the 2017 Catastrophe Events, which resulted in a net positive impact on the underwriting result of $86.1 million, and a corresponding reduction in the combined ratio of 50.1 percentage points.
Primarily as a result of the decreases in the estimates of the net negative impact of the 2017 Catastrophe Events noted above, the Property segment experienced:

•
favorable development on prior accident years net claims and claim expenses of $143.1 million, or 70.1 percentage points, during the second quarter of 2018, compared to $23.9 million, or 12.4 percentage points, in the second quarter of 2017; and

•
an increase in the underwriting expense ratio to 31.7% in the second quarter of 2018, compared to 27.3% in the second quarter of 2017, principally driven by lower ceded profit commissions, as well as a reduction in net premiums earned due to the negative reinstatement premiums noted above.

Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $424.7 million in the second quarter of 2018, an increase of $96.6 million, or 29.5%, compared to the second quarter of 2017. The increase was principally due to selective growth from new business opportunities within the general casualty, financial lines and other specialty classes of business. Much of this growth is a result of the Company’s differentiated strategy to provide bespoke customer solutions, which may be non-recurring.
The Casualty and Specialty segment generated underwriting income of $13.0 million and had a combined ratio of 94.2% in the second quarter of 2018, compared to $2.8 million and 98.5%, respectively, in the second quarter of 2017. The improvement in the Casualty and Specialty segment combined ratio was principally driven by a 6.2 percentage point decrease in the underwriting expense ratio, primarily the result of a decrease in the net acquisition ratio and a decrease in the operating expense ratio due to the combination of both lower operating expenses and improved operating leverage as a result of the increase in net premiums earned, partially offset by a 1.9 percentage point increase in the net claims and claim expenses ratio.
During the second quarter of 2018, the Casualty and Specialty segment experienced net favorable development on prior accident years net claims and claim expenses of $13.0 million, or 5.8 percentage points, compared to $21.0 million, or 11.0 percentage points, in the second quarter of 2017. The net favorable development during the second quarter of 2018 was principally driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses across a number of lines of business, and a decrease in the estimate of the net negative impact of the 2017 Catastrophe Events.
Other Items

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains and losses on investments, was a gain of $53.5 million in the second quarter of 2018, compared to a gain of $112.3 million in the second quarter of 2017, a decrease of $58.8 million. The decrease in the total investment result was principally due to realized and unrealized losses on the Company’s fixed maturity investment portfolio in the second quarter of 2018 driven by an upward shift of the interest rate yield curve, compared to realized and unrealized gains in the second quarter of 2017 primarily driven by a tightening of credit spreads and a decrease in interest rates at the longer end of the yield curve. In addition, the Company’s equity investments trading portfolio experienced lower realized and unrealized gains during the second quarter of 2018, compared to second quarter of 2017.

•
During the second quarter of 2018, Upsilon RFO issued $205.4 million of non-voting preference shares to investors, including $32.8 million to the Company. At June 30, 2018, the Company’s participation in the risks assumed by Upsilon RFO was 14.6%.

•
In June 2018, the Company raised $250.0 million through the issuance of 10,000,000 Depositary Shares, each of which represents 1/1,000th interest in a share of the Company’s 5.750% Series F Preference Shares, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share). The proceeds of the issuance of the Series F Preference Shares will be used for general corporate purposes.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, July 25, 2018 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine the impairments taken on investments; the effect of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance & Investor Relations	Vice President, Marketing & Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 239-4830	(441) 239-4932
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues
Gross premiums written	$977,343	$827,415	$2,136,995	$1,749,505
Net premiums written	$604,509	$555,745	$1,267,553	$1,099,881
Increase in unearned premiums	(175,124)	(173,480)	(397,886)	(351,571)
Net premiums earned	429,385	382,265	869,667	748,310
Net investment income	71,356	54,163	127,832	108,488
Net foreign exchange (losses) gains	(10,687)	3,109	(6,930)	11,274
Equity in earnings of other ventures	5,826	5,543	6,683	4,036
Other income (losses)	1,225	2,392	(17)	4,057
Net realized and unrealized (losses) gains on investments	(17,901)	58,113	(100,045)	101,486
Total revenues	479,204	505,585	897,190	977,651
Expenses
Net claims and claim expenses incurred	60,167	142,587	231,870	335,668
Acquisition expenses	105,052	88,251	202,763	171,533
Operational expenses	37,543	41,766	78,815	89,049
Corporate expenses	8,301	4,636	15,034	9,922
Interest expense	11,768	10,091	23,535	20,617
Total expenses	222,831	287,331	552,017	626,789
Income before taxes	256,373	218,254	345,173	350,862
Income tax expense	(4,506)	(3,904)	(1,099)	(4,238)
Net income	251,867	214,350	344,074	346,624
Net income attributable to noncontrolling interests	(54,483)	(37,612)	(84,382)	(71,939)
Net income attributable to RenaissanceRe	197,384	176,738	259,692	274,685
Dividends on preference shares	(5,596)	(5,596)	(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders	$191,788	$171,142	$248,501	$263,494

Net income available to RenaissanceRe common shareholders per common share - basic	$4.78	$4.25	$6.21	$6.50
Net income available to RenaissanceRe common shareholders per common share - diluted	$4.78	$4.24	$6.21	$6.47
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$5.23	$2.88	$8.64	$4.16

Average shares outstanding - basic	39,641	39,937	39,597	40,172
Average shares outstanding - diluted	39,654	40,024	39,622	40,324

Net claims and claim expense ratio	14.0%	37.3%	26.7%	44.9%
Underwriting expense ratio	33.2%	34.0%	32.3%	34.8%
Combined ratio	47.2%	71.3%	59.0%	79.7%

Return on average common equity - annualized	18.6%	15.2%	12.2%	11.7%
Operating return on average common equity - annualized (1)	20.3%	10.3%	16.9%	7.4%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2018	December 31, 2017
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$7,420,778	$7,426,555
Short term investments, at fair value	2,031,943	991,863
Equity investments trading, at fair value	432,804	388,254
Other investments, at fair value	713,200	594,793
Investments in other ventures, under equity method	111,935	101,974
Total investments	10,710,660	9,503,439
Cash and cash equivalents	548,472	1,361,592
Premiums receivable	1,959,647	1,304,622
Prepaid reinsurance premiums	925,501	533,546
Reinsurance recoverable	1,454,991	1,586,630
Accrued investment income	44,810	42,235
Deferred acquisition costs	511,155	426,551
Receivable for investments sold	505,907	103,145
Other assets	122,048	121,226
Goodwill and other intangibles	240,187	243,145
Total assets	$17,023,378	$15,226,131
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$4,702,345	$5,080,408
Unearned premiums	2,267,450	1,477,609
Debt	990,371	989,623
Reinsurance balances payable	2,085,034	989,090
Payable for investments purchased	490,589	208,749
Other liabilities	134,100	792,771
Total liabilities	10,669,889	9,538,250
Redeemable noncontrolling interest	1,493,428	1,296,506
Shareholders’ Equity
Preference shares	650,000	400,000
Common shares	40,263	40,024
Additional paid-in capital	35,094	37,355
Accumulated other comprehensive (loss) income	(1,101)	224
Retained earnings	4,135,805	3,913,772
Total shareholders’ equity attributable to RenaissanceRe	4,860,061	4,391,375
Total liabilities, noncontrolling interests and shareholders’ equity	$17,023,378	$15,226,131

Book value per common share	$104.56	$99.72

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$552,627	$424,716	$—	$977,343
Net premiums written	$297,832	$306,677	$—	$604,509
Net premiums earned	$204,138	$225,247	$—	$429,385
Net claims and claim expenses incurred	(74,269)	134,524	(88)	60,167
Acquisition expenses	40,850	64,201	1	105,052
Operational expenses	23,810	13,552	181	37,543
Underwriting income (loss)	$213,747	$12,970	$(94)	226,623
Net investment income			71,356	71,356
Net foreign exchange losses			(10,687)	(10,687)
Equity in earnings of other ventures			5,826	5,826
Other income			1,225	1,225
Net realized and unrealized losses on investments			(17,901)	(17,901)
Corporate expenses			(8,301)	(8,301)
Interest expense			(11,768)	(11,768)
Income before taxes and redeemable noncontrolling interests				256,373
Income tax expense			(4,506)	(4,506)
Net income attributable to redeemable noncontrolling interests			(54,483)	(54,483)
Dividends on preference shares			(5,596)	(5,596)
Net income attributable to RenaissanceRe common shareholders				$191,788

Net claims and claim expenses incurred – current accident year	$68,876	$147,520	$—	$216,396
Net claims and claim expenses incurred – prior accident years	(143,145)	(12,996)	(88)	(156,229)
Net claims and claim expenses incurred – total	$(74,269)	$134,524	$(88)	$60,167

Net claims and claim expense ratio – current accident year	33.7%	65.5%		50.4%
Net claims and claim expense ratio – prior accident years	(70.1)%	(5.8)%		(36.4)%
Net claims and claim expense ratio – calendar year	(36.4)%	59.7%		14.0%
Underwriting expense ratio	31.7%	34.5%		33.2%
Combined ratio	(4.7)%	94.2%		47.2%

	Three months ended June 30, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$499,347	$328,068	$—	$827,415
Net premiums written	$336,464	$219,281	$—	$555,745
Net premiums earned	$192,198	$190,065	$2	$382,265
Net claims and claim expenses incurred	33,017	109,797	(227)	142,587
Acquisition expenses	28,500	59,752	(1)	88,251
Operational expenses	24,053	17,712	1	41,766
Underwriting income	$106,628	$2,804	$229	109,661
Net investment income			54,163	54,163
Net foreign exchange gains			3,109	3,109
Equity in earnings of other ventures			5,543	5,543
Other income			2,392	2,392
Net realized and unrealized gains on investments			58,113	58,113
Corporate expenses			(4,636)	(4,636)
Interest expense			(10,091)	(10,091)
Income before taxes and noncontrolling interests				218,254
Income tax expense			(3,904)	(3,904)
Net income attributable to noncontrolling interests			(37,612)	(37,612)
Dividends on preference shares			(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders				$171,142

Net claims and claim expenses incurred – current accident year	$56,889	$130,802	$—	$187,691
Net claims and claim expenses incurred – prior accident years	(23,872)	(21,005)	(227)	(45,104)
Net claims and claim expenses incurred – total	$33,017	$109,797	$(227)	$142,587

Net claims and claim expense ratio – current accident year	29.6%	68.8%		49.1%
Net claims and claim expense ratio – prior accident years	(12.4)%	(11.0)%		(11.8)%
Net claims and claim expense ratio – calendar year	17.2%	57.8%		37.3%
Underwriting expense ratio	27.3%	40.7%		34.0%
Combined ratio	44.5%	98.5%		71.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,259,595	$877,400	$—	$2,136,995
Net premiums written	$651,909	$615,644	$—	$1,267,553
Net premiums earned	$429,187	$440,480	$—	$869,667
Net claims and claim expenses incurred	(43,662)	275,602	(70)	231,870
Acquisition expenses	81,571	121,191	1	202,763
Operational expenses	50,356	28,145	314	78,815
Underwriting income (loss)	$340,922	$15,542	$(245)	356,219
Net investment income			127,832	127,832
Net foreign exchange losses			(6,930)	(6,930)
Equity in earnings of other ventures			6,683	6,683
Other loss			(17)	(17)
Net realized and unrealized losses on investments			(100,045)	(100,045)
Corporate expenses			(15,034)	(15,034)
Interest expense			(23,535)	(23,535)
Income before taxes and redeemable noncontrolling interests				345,173
Income tax expense			(1,099)	(1,099)
Net income attributable to redeemable noncontrolling interests			(84,382)	(84,382)
Dividends on preference shares			(11,191)	(11,191)
Net income attributable to RenaissanceRe common shareholders				$248,501

Net claims and claim expenses incurred – current accident year	$127,045	$292,389	$—	$419,434
Net claims and claim expenses incurred – prior accident years	(170,707)	(16,787)	(70)	(187,564)
Net claims and claim expenses incurred – total	$(43,662)	$275,602	$(70)	$231,870

Net claims and claim expense ratio – current accident year	29.6%	66.4%		48.2%
Net claims and claim expense ratio – prior accident years	(39.8)%	(3.8)%		(21.5)%
Net claims and claim expense ratio – calendar year	(10.2)%	62.6%		26.7%
Underwriting expense ratio	30.8%	33.9%		32.3%
Combined ratio	20.6%	96.5%		59.0%

	Six months ended June 30, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,019,876	$729,629	$—	$1,749,505
Net premiums written	$626,335	$473,546	$—	$1,099,881
Net premiums earned	$379,186	$369,124	$—	$748,310
Net claims and claim expenses incurred	71,855	264,368	(555)	335,668
Acquisition expenses	57,603	113,931	(1)	171,533
Operational expenses	51,718	37,319	12	89,049
Underwriting income (loss)	$198,010	$(46,494)	$544	152,060
Net investment income			108,488	108,488
Net foreign exchange gains			11,274	11,274
Equity in earnings of other ventures			4,036	4,036
Other income			4,057	4,057
Net realized and unrealized gains on investments			101,486	101,486
Corporate expenses			(9,922)	(9,922)
Interest expense			(20,617)	(20,617)
Income before taxes and noncontrolling interests				350,862
Income tax expense			(4,238)	(4,238)
Net income attributable to noncontrolling interests			(71,939)	(71,939)
Dividends on preference shares			(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders				$263,494

Net claims and claim expenses incurred – current accident year	$96,655	$255,111	$—	$351,766
Net claims and claim expenses incurred – prior accident years	(24,800)	9,257	(555)	(16,098)
Net claims and claim expenses incurred – total	$71,855	$264,368	$(555)	$335,668

Net claims and claim expense ratio – current accident year	25.5%	69.1%		47.0%
Net claims and claim expense ratio – prior accident years	(6.6)%	2.5%		(2.1)%
Net claims and claim expense ratio – calendar year	18.9%	71.6%		44.9%
Underwriting expense ratio	28.9%	41.0%		34.8%
Combined ratio	47.8%	112.6%		79.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Property Segment
Catastrophe	$437,720	$411,500	$1,028,057	$825,924
Other property	114,907	87,847	231,538	193,952
Property segment gross premiums written	$552,627	$499,347	$1,259,595	$1,019,876

Casualty and Specialty Segment
General casualty (1)	$153,648	$107,994	$280,274	$230,287
Professional liability (2)	97,811	101,447	254,924	233,753
Financial lines (3)	88,215	69,314	181,482	154,457
Other (4)	85,042	49,313	160,720	111,132
Casualty and Specialty segment gross premiums written	$424,716	$328,068	$877,400	$729,629

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Fixed maturity investments	$50,416	$44,356	$96,059	$87,775
Short term investments	7,633	2,981	12,937	4,705
Equity investments trading	1,490	889	2,188	1,700
Other investments
Private equity investments	3,860	6,611	3,426	14,413
Other	10,658	2,899	18,681	6,971
Cash and cash equivalents	1,039	295	1,604	484
	75,096	58,031	134,895	116,048
Investment expenses	(3,740)	(3,868)	(7,063)	(7,560)
Net investment income	71,356	54,163	127,832	108,488

Gross realized gains	5,133	15,249	9,716	26,710
Gross realized losses	(26,519)	(7,243)	(52,372)	(23,776)
Net realized (losses) gains on fixed maturity investments	(21,386)	8,006	(42,656)	2,934
Net unrealized (losses) gains on fixed maturity investments trading	(9,420)	18,760	(64,792)	43,395
Net realized and unrealized gains (losses) on investments-related derivatives	1,038	(268)	(3,326)	(324)
Net realized gains on equity investments trading	348	15,146	582	36,061
Net unrealized gains on equity investments trading	11,519	16,469	10,147	19,420
Net realized and unrealized (losses) gains on investments	(17,901)	58,113	(100,045)	101,486
Total investment result	$53,455	$112,276	$27,787	$209,974

Total investment return - annualized	2.0%	4.8%	0.5%	4.5%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments and the associated income tax expense or benefit. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives and the associated income tax expense or benefit of those fluctuations. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income available to RenaissanceRe common shareholders	$191,788	$171,142	$248,501	$263,494
Adjustment for net realized and unrealized losses (gains) on investments	17,901	(58,113)	100,045	(101,486)
Adjustment for income tax (benefit) expense (1)	(58)	3,785	(3,706)	8,492
Operating income available to RenaissanceRe common shareholders	$209,631	$116,814	$344,840	$170,500

Net income available to RenaissanceRe common shareholders per common share - diluted	$4.78	$4.24	$6.21	$6.47
Adjustment for net realized and unrealized losses (gains) on investments	0.45	(1.45)	2.52	(2.52)
Adjustment for income tax (benefit) expense (1)	—	0.09	(0.09)	0.21
Operating income available to RenaissanceRe common shareholders per common share - diluted	$5.23	$2.88	$8.64	$4.16

Return on average common equity - annualized	18.6%	15.2%	12.2%	11.7%
Adjustment for net realized and unrealized losses (gains) on investments	1.7%	(5.2)%	4.9%	(4.5)%
Adjustment for income tax (benefit) expense (1)	—%	0.3%	(0.2)%	0.2%
Operating return on average common equity - annualized	20.3%	10.3%	16.9%	7.4%

(1)
Adjustment for income tax (benefit) expense represents the income tax (benefit) expense associated with the adjustment for net realized and unrealized losses (gains) on investments. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Book value per common share	$104.56	$100.29	$99.72	$100.00	$113.08
Adjustment for goodwill and other intangibles (1)	(6.69)	(6.66)	(6.49)	(6.55)	(6.56)
Tangible book value per common share	97.87	93.63	93.23	93.45	106.52
Adjustment for accumulated dividends	18.66	18.33	18.00	17.68	17.36
Tangible book value per common share plus accumulated dividends	$116.53	$111.96	$111.23	$111.13	$123.88

Quarterly change in book value per common share	4.3%	0.6%	(0.3)%	(11.6)%	3.4%
Quarterly change in tangible book value per common share plus change in accumulated dividends	4.9%	0.8%	0.1%	(12.0)%	3.9%
Year to date change in book value per common share	4.9%	0.6%	(8.0)%	(7.8)%	4.3%
Year to date change in tangible book value per common share plus change in accumulated dividends	5.7%	0.8%	(7.2)%	(7.3)%	5.2%

(1)
At June 30, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, goodwill and other intangibles included $29.1 million, $26.3 million, $16.7 million, $17.4 million and $18.1 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.